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                                                                    Exhibit 10.4

                               PURCHASE AGREEMENT

This Agreement is made as of the 26th day of October, 1999, by and between Caterpillar Inc., a Delaware corporation ("Buyer"), and Galaxy Industries Corporation, a privately held Michigan Corporation, ("Seller"), 41150 Joy Road, Plymouth, Michigan 48170, for purchase and sale of 3406C and 3406E cylinder block assemblies. Buyer and Seller hereby agree as follows:

1.  PRODUCTS COVERED BY AGREEMENT
---------------------------------
This Agreement concerns the purchase and sale of 3406C and 3406E cylinder block assemblies for the Caterpillar model 3406C and 3406E engines (such cylinder block assemblies are hereinafter called "Product" and are more particularly identified by the Caterpillar Part numbers specified in Exhibit A), manufactured to Buyer's specifications.

2.  PURCHASE AND SALE OF PRODUCT
--------------------------------
Seller will maintain adequate capacity to manufacture not less than * units of Product annually based on a five day per week work schedule calculated at an eighty (80) percent efficiency factor. Buyer commits to purchase a minimum of
* units of Product annually. Notwithstanding the foregoing purchase requirements obligation, nothing in this Agreement shall preclude Buyer from sourcing Product from suppliers other than Seller in order to enable Buyer to meet governmentally determined local country sourcing or minimum content requirements, whether mandated or established by other means such as quotas, duties or fiscal incentives or penalties.

3.  PRODUCT PRICES
------------------
Prices are effective February 23, 2000 and are as shown in Exhibit A and subsequently adjusted as provided in Section 9. Exhibit A may be modified from time to time by the signed written agreement of both parties.

4.  TOOLING
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From time to time, Buyer will issue to Seller durable tooling, fixture and/or gauging purchase orders authorizing Seller to purchase, and to charge back to Buyer, certain durable tooling, fixtures and/or gauging. Such durable tooling, fixtures and/or gauging will not exceed * in cost and is identified in Exhibit B hereto. Buyer shall retain ownership of all such items listed in Exhibit B, and Seller agrees to properly maintain such items at its own expense.

5.  TERM
--------
Buyer shall commence its purchases under this Agreement February 23, 2000. Unless terminated pursuant to other provisions herein, this Agreement shall continue until terminated by either party at any time upon not less than twelve
(12) months prior written notice to the other party specifying the effective date of termination; provided, however, that in no event shall the effective date of termination be prior to February 23, 2006.


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*  This portion of the agreement has been omitted and filed with the
   Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.


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6. TERMINATION
--------------
Buyer may terminate this Agreement at any time, either totally or partially, in the event of the following defaults by the Seller which are not cured within thirty (30) days of written notice to the Seller.

         (a) QUALITY - Products do not consistently meet Buyer's technical, quality, reliability, and other specifications as they exist today and are communicated to Seller from time to time. Buyer will not be liable for any expenses, material, tooling, labor, or burden due to substandard quality.

         (b) DELIVERY - Seller does not meet all Buyer schedules with timely shipments and daily shipments, if required. Buyer should not have to expedite normal deliveries. It is the obligations of the Seller to maintain an up to schedule condition after a reasonably time period. That time period will be agreed upon by Seller and Buyer for each part number listed in Exhibit A. Upon cases of nondelivery, in addition to any other rights hereunder or provided by law, Buyer has the right to purchase the needed Product on the open market in a commercially reasonable manner, and Buyer and Seller agree to negotiate "cost to cover" charges as well as mitigate Buyer damages.

         (c) COMPETITIVENESS - Seller fails to be responsive to the market place or fails to remain competitive with other manufacturers of comparable parts in terms of price, quality, quantity, availability, engineering, services, technology, reliability, and timely delivery. For purposes of this contract, prices shown in Exhibit A are deemed to be competitive.

         (d) SELLER INSOLVENCY - Seller shall become insolvent or otherwise generally be unable to pay debts as they come due, or make a general assignment for the benefit of creditors.

         (e) SELLER BANKRUPTCY - A petition under any bankruptcy act or similar statute is filed by a creditor or Seller and is not vacated with ten (10) days through court order.

         (f) DEFAULT GENERALLY - Default by Seller in any obligation owed by Seller to Buyer.

Buyer's decision on termination shall be final. Seller has (30) days from postmarked date of written notice to rectify defaults. Buyer will be reasonably in making the final decision.

7.  USE OF OTHER SUPPLY SOURCES
-------------------------------
Nothing in this Agreement shall prevent Buyer from seeking other sources for Product if Seller's production capacity is insufficient to meet Buyer's needs. Seller will be provided the opportunity to quote additional volumes.

8.  SHIPPING INSTRUCTIONS, TERMS AND CONDITIONS
-----------------------------------------------
Buyer requires 100% on time shipments of the delivery plan to meet production and service requirements.

Orders will be placed using Buyer's standard purchase order and shipping instruction forms. Any special freight charges will be Seller's responsibility if necessary to meet not more than one hundred fifteen percent (115%) of Buyer's then current requirements, provided Seller is given not less than twenty (20) days notice of such requirements. The terms and conditions of Buyer's purchase order will govern these purchases to the extent that they are not inconsistent with this Agreement.


-----------
* This portion of the agreement has been omitted and filed with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.


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


9.  PRICE CONTAINMENT
---------------------
Both Seller and Buyer are committed to controlling and reducing costs, and both recognize that effective cost control is of the essence to this Agreement. While this Agreement is in effect, Seller will maintain a cost control and reduction program with respect to Product, and will review costs on a regular basis for progress toward the objective of maintaining or reducing Seller's prices to Buyer. A constant interaction between Buyer's and Seller's engineering personnel is essential. All documented cost savings on Seller's machining of the cylinder block, whether through the efforts of Seller or Buyer, will be shared on a 50/50 basis.

10.  ASSIGNMENT; APPLICABLE LAW
-------------------------------
This Agreement is not assignable by Seller without the written consent of Buyer and will be governed by and construed in accordance with the laws of the State of Illinois, without regard to the conflict of laws provisions thereof.

11.  CHANGE IN OWNERSHIP AND CONTROL
------------------------------------
During this Agreement, if there is a change in the ownership and control of either party, the other party shall have the option of terminating this Agreement immediately by giving written notice thereof. For the purposes of this
Section 11, a change in the ownership and control of either Buyer or Seller or a parent company of either party, if appropriate, shall be deemed to have occurred if and when any one or more persons acting individually or jointly hereafter becomes a beneficial owner, directly or indirectly, of securities representing twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of Seller or Buyer or the parent company of either party.

12.  QUALITY
------------
The Quality System Standard QS-9000 Section 1 shall be the fundamental quality system standard applied to the processes required to produce Caterpillar products. In addition, there are Buyer specific quality system and process control elements that shall be included as stated in the Supplier Guideline for preparing Quality Plans and the Engine Division Supplier Certification Guidelines (the "Buyer Standards"). The seller shall develop quality systems and process control programs that are documented in adequate detail that fulfill both the QS-9000 standard and Buyer standards. There may be additional data required based on the type of product being produced and supplied to Caterpillar. The supplier shall provide copies of the Quality Manual, quality systems and process control support documentation upon request by Buyer representatives. Buyer may request the supplier provide periodic statistical data on critical process and product characteristics.

Changes to the manufacturing processes and/or product shall be communicated to Buyer prior to implementing the change by completing the Production Part Approval Process (PPAP) and utilizing the Process Change Management process. This will include changes required by Buyer's design changes or changes by the seller to improve the process throughput, cost, quality and/or capability. The Global 8D Problem Solving process shall be the preferred method for documenting problems and corrective actions.

Seller shall validate and report metallurgical, dimensional, and soundness data to ensure Buyer's specification are fulfilled. Seller shall retain all records for a minimum of 2 years from the date of the last shipment. Copies of these records shall be provided to Buyer upon request.

The seller shall obtain registration to QS-9000 by an accredited registrar by December 31, 2000.

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*  This portion of the agreement has been omitted and filed with the
   Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.


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13.  INDEMNIFICATION
--------------------
Seller agrees to indemnify, defend, and hold buyer harmless against and from all claims, demands, liabilities, loss, damage, cost, and expense, of whatsoever nature, arising from or in any way connected with the injury or death of any person or loss or damage to property as a consequence of, or attributable to, any defect of design, material, or workmanship of Product or failure of Product to conform with Seller's and Buyer's specifications, drawings, and data.

14.  FORCE MAJEURE
------------------
Neither Buyer nor Seller shall be liable for any delay in or failure of performance of their respective obligations hereunder if such performance is rendered impossible by reason of fire, explosion, earthquake, accident, breakdown, strike, drought, embargo, war, riot, act of God or of public enemy, an act of governmental authority, agency or entity, shortage of raw materials, or any other contingency, delay, failure or cause, beyond the reasonable control of the party whose performance is affected, irrespective of whether such contingency is specified herein or is presently occurring or anticipated by either party. Upon the occurrence of any event covered by this provision, Seller and Buyer shall make every effort to continue to maintain as much as possible the supplier-customer relationship established under this Agreement. However, in the event Buyer and Seller is unable to meet its obligations hereunder because of the conditions described above and such inability continues for a period of two (2) months, the other party shall have the right to terminate this Agreement upon thirty (30) days prior written notice.

15.  WARRANTY PARTICIPATION
---------------------------
Seller warrants that each Product shall be in full conformity with Seller's and Buyer's specifications, drawings, and data. Seller agrees to credit Caterpillar for any Product covered under the standard warranty provided by Caterpillar to its customers and sold by Seller, which is deemed defective through a joint review process performed by Buyer and Seller, in the amount of Dealer Net Price, limited to three (3) times the purchase order price, plus any reasonable and customary charges for labor performed during normal working hours caused by failure of the Product or its replacement.

For any ancillary damage caused by Product failure, where Product was the causal part, as identified through a joint review process, Seller shall credit Buyer for the cost of any and all parts damaged because of the Product failure in the amount of dealer net price, not to exceed a total amount for ancillary damage of $100,000 per calendar year.

These costs shall be identified by Caterpillar through its Field Incident Reports and Service Information System. Caterpillar agrees to make available appropriate engineering personnel for review of defective Product as requested by Seller, at Caterpillar's facility.


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*  This portion of the agreement has been omitted and filed with the
   Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.


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16.  MISCELLANEOUS
------------------

This Agreement and the terms and conditions referenced in any purchase order issued by Buyer in connection with this Agreement (to the extent not inconsistent with this Agreement) constitute the entire agreement and understanding between the parties with respect to the subject matters herein and therein, and supersede and replace any prior agreements and understandings, whether oral or written, between them with respect to such matters. The provisions of this Agreement may be waived, altered, amended or repealed in whole or in part only upon the written consent of all parties to this Agreement. The waiver by either party of any breach of this Agreement shall not be deemed or construed as a waiver of any other breach, whether prior, subsequent or contemporaneous of this Agreement. Invalidation of any of the provisions contained herein, or the application of such invalidation thereof to any person, by legislation, judgment or court order shall in no way affect any of the other provisions hereof or the application thereof to any other person, and the same shall remain in full force and effect unless enforcement as so modified would be unreasonable or grossly inequitable under all the circumstances or would frustrate the purposes hereof. Section headings contained herein are for ease of reference only and shall not be given substantive effect. This Agreement may be signed in one or more counterparts each to be effective as an original.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives as of the date first set forth above.

        CATERPILLAR INC.                       GALAXY INDUSTRIES CORPORATION
           ("BUYER")                                    ("SELLER")

By: /s/ W. M. McCowan                   By:  /s/  BUD GOLDSMITH
   -------------------------                --------------------------------
Title: GESM                          Title:   PRESIDENT/CEO
      ----------------------                --------------------------------
Date: November 9, 1999                Date:    OCTOBER 26, 1999
      ----------------------                --------------------------------

By:   /s/ C.P. Elwyn
      ----------------------
Title: Manufacturing Manager
      ----------------------
Date: December 15, 1999
      ----------------------

By:
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Title:
      ----------------------
Date:
      ----------------------


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*  This portion of the agreement has been omitted and filed with the
   Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.

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

                                    EXHIBIT A



                                        *










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*  This portion of the agreement has been omitted and filed with the
   Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.



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


                                    EXHIBIT B

Durable tooling, fixtures and/or gauging owned by the Buyer:

At the completion of this project Seller will provide complete documentation for the durable tooling, fixtures and/or gauging purchased on the Buyer's behalf. Documentation will include a complete description of the durable tooling, fixtures and/or gauging purchased and the price paid by Seller. Seller further commits to label all durable tooling, fixtures and/or gauging so that it is easily identifiable as the property of Buyer and to provide a complete list of all durable tooling, fixture and/or gauging to Buyer. Exhibit B will then be revised to reflect the additional detail.














-----------
* This portion of the agreement has been omitted and filed with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.

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